Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of DLocal Limited of our report dated April 24, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DLocal Limited’s Annual Report on 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Mario Angel Julio
Autonomous City of Buenos Aires, Argentina
September 3, 2025